Exhibit 3.1

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Entity #

E0878202006-4

Document #

20060759643-82

Date Filed:

11/27/2006 12:33:45 PM

In the office of

  /s/ Dean Heller

Dean Heller

Secretary of State

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1. Name of Corporation	SECURE WINDOW BLINDS, INC.
2. Resident Agent Name and Street Address	STATE AGENT AND TRANSFER SYNDICATE, INC. 112 NORTH CURRIE STREET CARSON CITY, NEVADA 89703-4934
3. Shares:	Number of shares with par value: 75,000,000 Par value: $.001 Number of shares without par value:
4. Names & Addresses of Board Of Directors/Trustees	1. ANTHONY PIZZACALLA 112 NORTH CURRIE STREET CARSON CITY, NV 89703-4934
5. Purpose:	The purpose of the Corporation shall be:
6. Names, Addresses and Signature of Incorporator	Melissa Wynott for State Agent and Transfer Syndicate, Inc. 112 North Currie Street /s/ Melissa Wynott Carson City, NV 89703-4934
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation 11/7/06 /s/ Melissa Wynott Date Authorized Signature of R.A. or On Behalf of R.A. Company

NUMBER OF PAGES ATTACHED  1

Addendum to the

ARTICLES OF INCORPORATION

OF

SECURE WINDOW BLINDS, INC.

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001).  Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law.  Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director.  This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.